SECURITIES AND EXCHANGE COMMISSION

			      Washington, D.C.  20549




				    FORM 8-K

	        		CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



			 Date of Report: June 6, 2001



            Exact Name of
Commission  Registrant        State or other   IRS Employer
File        as specified      Jurisdiction of  Identification
Number      in its charter    Incorporation    Number
----------  --------------    ---------------  --------------

1-12609     PG&E Corporation  California       94-3234914

1-2348      Pacific Gas and   California       94-0742640
            Electric Company




Pacific Gas and Electric Company    PG&E Corporation
77 Beale Street, P.O. Box 770000    One Market, Spear Tower, Suite 2400
San Francisco, California  94177    San Francisco, California 94105

         (Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company         PG&E Corporation
(415) 973-7000                           (415) 267-7000

    (Registrant's telephone number, including area code)

Item 5. Other Events.

Pacific Gas and Electric Company Bankruptcy

As previously disclosed, Pacific Gas and Electric Company (Utility), the California utility subsidiary of PG&E Corporation, had filed a complaint against the California Public Utilities Commission (CPUC) and its Commissioners requesting that the U.S. Bankruptcy Court for the Northern District of California issue an injunction to prohibit the enforcement of the CPUC's March 27, 2001 decision adopting changes to the transition period accounting mechanisms. On June 1, 2001, the Bankruptcy Court issued a decision denying the Utility's request and granting the CPUC's motion to dismiss the complaint. Although the Court held that the Eleventh Amendment to the U.S. Constitution did not bar the Utility's suit against the individual Commissioners, the Court concluded that the Utility was not entitled to a stay or an injunction to prevent implementation and enforcement of the regulatory accounting order. First, the Court held that, assuming the Bankruptcy Code provision imposing an automatic stay on pre-petition proceedings might ordinarily apply (an issue that the Court expressly declined to decide), the Court determined that the Commissioners were acting pursuant to their police and regulatory power when issuing the order. Accordingly, the Court found that the order was exempt from the automatic stay provision pursuant to a statutory exemption for the commencement or continuation of an action or proceeding by a governmental unit to enforce such governmental unit's police and regulatory power. Second, the Court held that the Utility had not shown any actual or threatened violation of federal law sufficient to warrant injunctive relief, nor did the balance of equities favor an injunction.

The Utility believes that the retroactive accounting changes by which the Utility's under-collected power purchases costs would be transformed into under-collected transition costs unlawfully delays the termination of the rate freeze. The Utility has advised the CPUC that the rate freeze ended at least as early as August 2000. The Utility will continue to pursue all legal challenges to this unlawful CPUC decision. The Utility's application for rehearing of this decision is pending at the CPUC.

As previously reported, at December 31, 2000, the Utility wrote off certain regulatory balancing accounts related to transition costs and under-collected power purchase costs, among other items, as the Utility was unable to conclude that such assets were probable of recovery under applicable accounting standards. During the first quarter of 2001, the Utility expensed power purchase costs, including estimated charges from the ISO for its power purchases. In the absence of regulatory balancing accounts, the Utility's earnings will be subject to much greater volatility than in the past, as fluctuating revenues and expenses will be reflected in reported earnings rather than recorded or deferred in balancing accounts which previously permitted revenues and expenses to be spread out and matched over a longer period. PG&E Corporation's earnings also will be subject to increased volatility reflecting the volatility of the Utility's earnings.


Item 9.  Other Events

The information in this Current Report on Form 8-K, including the exhibit listed below, is being furnished, not filed, pursuant to Regulation FD. The information in this report and in such exhibit shall not be incorporated by reference into any registration statement filed pursuant to the Securities Act of 1933, as amended. The information furnished in this Current Report on Form 8-K and in such exhibits relates to the Utility.

Pursuant to Bankruptcy Court procedures, the Utility is required to file monthly operating reports with the U.S. Bankruptcy Court for the Northern District of California. On June 5, 2001, the Utility filed an unaudited income statement for the month ended April 30, 2001 and an unaudited balance sheet dated April 30, 2001. Both statements are attached as Exhibit 99 to this report.


Exhibit 99 - Pacific Gas and Electric Company Income Statement for the month ended April 30, 2001 and Balance Sheet dated April 30, 2001

				SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                              PG&E CORPORATION

                              By:  CHRISTOPHER P. JOHNS
                                  -----------------------------
                                  CHRISTOPHER P. JOHNS
                                  Vice President and Controller



                              PACIFIC GAS AND ELECTRIC COMPANY

                              By:  DINYAR B. MISTRY
                                  -----------------------------
                                  DINYAR B. MISTRY
  				  Vice President and Controller





Dated:  June 6, 2001